UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2009

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GOLDEN RIVER RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-16097	98-007697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Offices) (Zip Code)
61-3-8532-2860
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:     Entry into a Material Definitive Agreement

Effective March 17, 2009, Golden River Resources Corporation, a Delaware corporation (the “Company”), entered into an agreement with Acadian Mining Corporation (TSX: ADA) ("Acadian") to subscribe in a private placement transaction for up to 338,111,334 common shares ("Offering") in Acadian for aggregate gross investment of up to C$10 million. The Offering is contemplated to close in two or more tranches. Following closing of all tranches, Golden River will hold 68.45% of Acadian.

The closing of the first tranche, for an aggregate of C$1.0 million (38,111,334 shares) is subject only to receipt of the required regulatory approvals, including the approval of the Toronto Stock Exchange and is expected to occur on or about April 10, 2009.   Upon completion of closing of the initial tranche, Golden River will be entitled to nominate one member to the board of directors of Acadian.

The remaining C$9 million of the Offering (300,000,000 shares at C$0.03 per share) will close in one or more tranches upon the receipt of all necessary regulatory approvals, approval of the shareholders of Acadian and the satisfaction of certain other conditions precedent, including completion of due diligence by the Golden River.  Acadian will seek approval from its shareholders at its next annual meeting.  Notice of the meeting and supporting documents will be mailed to shareholders in the coming weeks.  In the event that the conditions precedent to the final tranche are not satisfied by July 1, 2009, then neither party will have any obligation to complete the balance of the private placement.

Upon completion of the C$10.0 million Offering, the board of directors of Acadian will be comprised of six members – three nominees of each of Golden River and Acadian.

The proceeds of the Offering are to be used by Acadian for operational overheads, the advancement of Acadian’s gold properties and the discharge of the creditor’s of Acadian’s wholly-owned subsidiary, ScoZinc Limited, all in accordance with a plan and budget to be approved by Golden River.

Golden River intends to seek additional financing to fund the completion of the Acadian private placement purchase, which may be in the form of a private placement of Golden River's equity securities. Such securities would not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Item 8.01:     Other Events

On March 17, 2009, the Company issued the attached press release in relation to an agreement with Arcadian Mining Corporation (“Arcadian”) to subscribe in a private placement transaction for up to 338,111,334 common shares in Acadian for aggregate gross investment of up to C$10 million.

Item 9.01:     Financial Statements and Exhibits

99.1:   Press Release dated March 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN RIVER RESOURCES CORPORATION (Company)

By:

/s/ Peter Lee
Peter Lee
Secretary

Dated:	March 20, 2009

Exhibit Index

99.1   Press Release dated March 17, 2009